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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of Earliest Event Reported): JANUARY 25, 2001


                               EB2B COMMERCE, INC.
               (Exact Name of Registrant as Specified in Charter)


           NEW JERSEY                 0-10039                   22-2267658
(State or Other Jurisdiction       (Commission               (I.R.S. Employer
      of Incorporation)            File Number)           Identification Number)



       757 THIRD AVENUE, NEW YORK, NEW YORK                          10017
(Address of Registrant's Principal Executive Offices)             (Zip Code)

                                 (212) 703-2000
              (Registrant's telephone number, including area code)

                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

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ITEM 5.   OTHER EVENTS

     eB2B Commerce, Inc. (the "Company") had previously reported on a Current Report on Form 8-K filed on January 12, 2001 that it was informed by the Securities and Exchange Commission (the "SEC") that the Registration Statement on Form S-4 of the Company, which became effective on March 22, 2000, does not cover either the issuance or resale of the shares of common stock underlying the convertible Series B Preferred Stock and Warrants issued by the Company in a private placement completed in December 1999. The Company also reported that, in view of the advice of the SEC, the Company had notified holders of such Preferred Stock and Warrants described above that they were prohibited from selling in the public market the underlying shares of common stock, effective January 11, 2001.

     On January 25, 2001, the Company further notified holders of Series B Preferred Stock and Warrants that, after research by outside counsel and discussion with the staff of the SEC, the outside counsel has determined that the shares of common stock issued or issuable as a result of the conversion of the Series B Preferred Stock of the Company may be sold in accordance with the requirements of Rule 144 promulgated under the Securities Act of 1933. The Rule 144 exemption applies only to the shares underlying Preferred Stock, and not to the shares underlying Warrants.

     The Company is continuing to prepare a Registration Statement to register the resale of the shares of common stock underlying both the Series B Preferred Stock and Warrants.

                                      -2-

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 29, 2001

                                             eB2B Commerce, Inc.


                                        By:  /s/ John J. Hughes, Jr.
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                                            Name: John J. Hughes, Jr.
                                            Title: Executive Vice President and
                                                   General Counsel